Exhibit 99.1

Prairie Operating Co. Announces Acquisition of DJ Basin Assets from Bayswater Exploration and Production for Approximately $600 Million

●	Adds ~24,000 net acres in Weld County and ~26 mboepd of oil-weighted (69% liquids) net production
●	Adds 77.9 MMboe and ~$1.1 Billion in Proved PV-10 value(1)(2)
●	Attractive valuation, highly accretive across key cash flow metrics
●	Significantly increases 2025 production, revenue and adjusted EBITDA guidance

HOUSTON, Texas, February 7, 2025 (GLOBE NEWSWIRE) — Prairie Operating Co. (Nasdaq: PROP) (the “Company,” “Prairie,” “we,” “our” or “us”), today announced it has entered into a definitive purchase and sale agreement to acquire (the “Bayswater Acquisition”) certain assets (the “Bayswater Assets”) from Bayswater Exploration and Production and certain of its affiliated entities (collectively “Bayswater”), a premier operator in the Denver-Julesburg Basin (the “DJ Basin”). The transaction will significantly increase the Company’s operational scale and footprint in the DJ Basin and add highly economic drilling locations.

The purchase price of the acquisition is $602.75 million. The transaction consideration will consist of cash and up to ~5.2 million shares of Prairie common stock. Prairie anticipates funding the cash portion of the consideration, net of expected purchase price adjustments, through a combination of cash on hand and borrowings under the Company’s credit facility, pursuant to which the Company has received commitments to expand its borrowing base to $475 million as of the closing of the Bayswater Acquisition, and proceeds from a public offering of Prairie Common Stock. The Company expects to complete the Bayswater Acquisition in February 2025, subject to customary closing conditions, with an economic effective date of December 1, 2024.

“This acquisition delivers compelling strategic and financial advantages and reflects our disciplined, but opportunistic approach to rapidly expand our footprint in the DJ Basin,” said Edward Kovalik, Chairman and CEO of Prairie Operating Co. “Not only will the addition of these high-quality assets be immediately accretive, but they will also accelerate our development plans, enhance operational efficiencies, and drive sustainable, long-term value creation for our shareholders.”

Gary Hanna, President of the Company, added, “This acquisition represents a transformative milestone for Prairie Operating Co. by significantly expanding our footprint and production of oil rich assets in the DJ Basin. Upon closing, we will be well-positioned to deliver significant organic production growth in 2025 and beyond.”

(1) PV-10 is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” below.

(2) The reserve information presented above is based solely on our internal evaluation and interpretation of reserves, production and other information provided to us by our counterparties in the course of our due diligence with respect to the Bayswater Acquisition and has not been independently verified or estimated. These forecasted amounts are based on various assumptions, including, among others, the level of our (and our other operators’) capital spending, commodity prices, rig availability, services availability, proppant availability, takeaway capacity as well as other factors. To the extent any of these factors change adversely, these estimates may not be achieved. Our actual operating results and financial condition may differ materially from these estimates.

Key Prairie Highlights, pro forma for the Transaction:

●	Transformational Increase in Oil-Weighted Production: ~27,500 net BOEPD (69% liquids)
●	Expanded Footprint / Inventory Life: ~54,000 net acres, including ~600 highly economic drilling locations, providing ~10 years of drilling inventory
●	Significantly Increases Free Cash Flow: Expected to be immediately accretive to per-share cash flow metrics
●	Maintains Strong Balance Sheet: Expected leverage ratio of ~1.0x at closing with upsized committed credit facility and ample liquidity
●	Meaningful Infrastructure Synergies: Leverages existing infrastructure to drive operational efficiencies and reduce development costs
●	Attractive Valuation Metrics(1): PV-20 of Proved Developed Producing (“PDP”) reserves and $23,500 per net flowing BOE

2025 Updated Guidance

Upon the closing of this acquisition, the combined Company’s 2025 pro forma outlook includes:

●	Average Daily Production: 29,000 – 31,000 BOEPD
●	Capital Expenditures (Capex): $300 million – $320 million
●	Adjusted EBITDA(3): Expected to range between $350 million and $370 million

*Based on an active hedging program and an average working interest (“WI”) of 75% or greater.

Estimated Reserve Data

A summary of the estimated reserves and values of our properties (as adjusted to give effect to the Bayswater Acquisition), as of November 30, 2024, and as determined by Cawley, Gillespie & Associates, the Company’s independent Petroleum Reserve Evaluation Firm, using SEC pricing as of November 30, 2024 is set forth below.

	Our Pro Forma Net Reserves
Reserve Category	Oil (MBbl)	NGL (MBbl)	Gas (MMcf)	Total (MBoe)	Liquids (%)	PV-10 ($MM)(4)
Proved Developed Producing (PDP)	23,581	14,810	113,611	57,326	67%	$860
Proved Developed Not Producing (PDNP)	173	26	216	235	85%	$5
Proved Undeveloped (PUD)	25,547	8,970	72,088	46,531	74%	$495
Total Proved	49,301	23,806	185,914	104,093	70%	$1,360

(3) Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” below.

(4) PV-10 is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” below.

Webcast Access

Date: Friday, February 7, 2025

Time: 10:00am Eastern Time (9:00am Central Time)

Participant Listening: 877-407-9219 / +1 201-689-8852

The webcast may be accessed from the “Press & Media” page of Prairie’s website at: https://www.prairieopco.com/media

To participate via telephone, please register in advance here: https://event.choruscall.com/mediaframe/webcast.html?webcastid=DUzJKsjj

Participants can use Guest dial-in numbers above and be answered by an operator OR click the Call meTM link for instant telephone access to the event: https://hd.choruscall.com/InComm/?callme=true&passcode=13751732&h=true&info=company&r=true&B=6

The Call meTM link will be made active 15 minutes prior to scheduled start time. Upon registration, all telephone participants will be joined to the conference call in listen only. A replay of the webcast will be archived on the Company’s website for two (2) weeks following the call.

Advisors

Citi is serving as exclusive financial advisor and Norton Rose Fulbright US LLP is serving as legal advisor to Prairie. Citibank N.A. is also leading the committed financing under the Company’s anticipated expanded credit facility.

About Prairie Operating Co.

Prairie Operating Co. is a Houston-based publicly traded independent energy company engaged in the development and acquisition of oil and natural gas resources in the United States. The Company’s assets and operations are concentrated in the oil and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. The Company is committed to the responsible development of its oil and natural gas resources and is focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation. More information about the Company can be found at www.prairieopco.com.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA

This press release also contains Adjusted EBITDA, which is a financial measure not presented in accordance with U.S. GAAP. Adjusted EBITDA is used by management to evaluate the performance of our business, make operational decisions, and assess our ability to generate cashflows. Management believes Adjusted EBITDA provides investors with helpful information to better understand the underlying performance trends of our business, facilitate period-to-period comparisons, and assess the company’s operating results.

Adjusted EBITDA is derived from Net income and is adjusted for income tax expense, depreciation, depletion, and amortization (DD&A), accretion of asset retirement obligations, non-cash stock-based compensation, and loss on unrealized commodity derivatives. We adjust net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially between periods and companies within our industry depending upon accounting methods, book values of assets, capital structures, and the method by which assets were acquired. Additionally, the presentation of Adjusted EBITDA does not imply that our operating results will not be affected by unusual or non-recurring items.

Adjusted EBITDA has limitations as an analytical tool, including that it excludes certain items that affect our reported financial results. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, GAAP Net income or as an indicator of our operating performance or liquidity. Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

The following table reconciles Adjusted EBITDA to Net Income, which is the most directly comparable financial measure prepared in accordance with GAAP.

PV-10

This press release contains PV-10, which is a financial measure not presented in accordance with U.S. GAAP. PV-10 is derived from the Standardized Measure of Discounted Future Net Cash Flows (“Standardized Measure”), which is the most directly comparable GAAP financial measure for proved reserves. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes discounted at 10%. Neither PV-10 nor standardized measure represents an estimate of the fair market value of the applicable crude oil, natural gas and NGLs properties. We believe that the presentation of PV-10 is relevant and useful to our investors as supplemental disclosure to the Standardized Measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our reserves before considering future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV-10 is based on prices and discount factors that are consistent for all companies.

The following table reconciles PV-10 to the standard measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure:

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements, including statements about our ability to complete and successfully finance the Bayswater Acquisition, our financial performance following the Bayswater Acquisition, estimates of oil, natural gas and NGLs reserves, estimates of future oil, natural gas and NGLs production, and the Company’s updated guidance set forth in this press release. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, including our ability to satisfy the conditions to closing the Bayswater Acquisition in a timely manner or at all, our ability to successfully finance the Bayswater Acquisition, our ability to recognize the anticipated benefits of the Bayswater Acquisition, the possibility that we may be unable to achieve expected free cash flow accretion, production levels, drilling, operational efficiencies and other anticipated benefits of the Bayswater Assets within the expected time-frames or at all, and our ability to successfully integrate the Bayswater Assets . There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K/A filed with the SEC on March 20, 2024, and any subsequently filed Quarterly Report on Form 10-Q and Current Report on Form 8-K. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact:

Wobbe Ploegsma

info@prairieopco.com

832.274.3449